EXHIBIT 32.4

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of First M&F Corporation (the “Company”) for the period ended December 31, 2011 as amended by Amendment No. 1 and Amendment No. 2 thereto on Form 10-K/A filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John G. Copeland, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

A.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    September 28, 2012

/s/ John G. Copeland
John G. Copeland
Executive Vice President & Chief Financial Officer